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   PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO |_|JUV.
           EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EVLICO)         |_|OPAI

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1.  PROPOSED INSURED
    a. Print name as it is to appear on policy.
_______RICHARD_____________________________ROE__________________________________
       First      Middle Initial          Last
b. |X| Mr.   |_| Miss    |_| Mrs.    |_| Ms.      |_| Other Title_______________
c. List all current occupations -- Give Titles(s) and Duties _______________VICE PRESIDENT -- HEAD OF________________________________________
_______________ACCOUNTING DEPT__________________________________________________
d.   Date of Birth    5          1        1948
                   ---------------------- ----
                    Month       Day       Year
e.   Age Nearest Birthday ___35___
f.   Place of Birth:  State of ___NEW YORK___
g.   Residence:  State of ___NEW YORK___
h.   |X| Male        |_| Female

2.   PLAN*                                                   INITIAL FACE AMOUNT
     |_| Variable Whole Life
     |_| Variable Increasing Protection Life                    ___$ 100,000____
     INVESTMENT ALLOCATION (WHOLE NUMBERS ONLY)
     Separate Account I              Separate Account II
               50%               +            50%        =   100%
     ________________________        _________________


3.  OPTIONAL BENEFITS
    |_|  Accidental Death Benefit* (Specify Amount):               $____________
    |_|  Disability Premium Waiver*
    |_| Option to Purchase Add'l Ins. (Issue ages to 37 only): $____________ Term Riders:
        Decreasing Term                                                Per Month
              |_| Family Income:   ______Years                     $____________
              |_| Mortgage Prot.: ______Years Initial Amt.: $____________ Level Term -- Yearly Renewable
              |_| On Insured:                                      $____________
              |_| On Additional Insured (See page 2):              $____________
        |_| Increasing Term
        |_| Children's Term (See page 2):        $__________Units_______________
    *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on p.2.

4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED.  Include FULL
   NAME and RELATIONSHIP to Proposed Insured.
                              MARGARET ROE -- WIFE
________________________________________________________________________________

________________________________________________________________________________
Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to the Insured's estate.

THE BENEFICIARY UNDER ANY TERM INSURANCE on an Additional Insured or on a Child will be as stated in the riders for those benefits, unless otherwise designated in Special Instructions.

5.  OWNER Owner's Soc. Sec. or Tax No.  |0|0|0|0|0|0|0|0|0| |
    The Owner is |X| Proposed Insured
    |_|  Applicant for Child (See 10.c.)
    |_|  Other (Give Full Name):

    ____________________________________________________________________________

    If "Other", complete the following:
       |_| Mr.    |_| Miss   |_| Mrs.   |_| Ms.     |_| Other Title_____________
    Relationship to Insured_____________________________________________________
    Specify a successor Owner if desired

    ____________________________________________________________________________

    If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see
    Note in 10.c.).

6. MAILING ADDRESS |_| Business (Give Full Name) |x| Residence |1|0|0| |S|P|E|C|M|E|N| |A|V|E| | | | | | | | | | | | | | | | |
    --------------------------------------------------------------
         No.        Street                            Apt.
    |N|E|W| |Y|O|R|K| | | | | | | | | | | | | | | | | | | | | | | |
    --------------------------------------------------------------
                    City
    |N|E|W| |Y|O|R|K| | | | | | | | | | | | | | | | | | |1|0|0|0|1|
    --------------------------------------------------------------
                State                                      Zip

7. *PREMIUM PAYMENT PLAN
    |_| Annual      |_| Semi-Annual        |_|Quarterly
    |_| Monthly     |_| System-Matic (Attach S-M Form)
    |_| Military Allotment:  Branch  _____________________________
                             Register Date________________________
    |_| Salary Allotment:  Register Date__________________________
    Unit Name_____________________________________________________
    Unit/Sub-Unit No. if established:
    |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|


    Divisible by |_| 2   |_| 4  |_| Hold Premium  $________________
    Payroll No._________________

8.  SUITABILITY
    a.  Have you the  Proposed  Insured  and the  Purchaser  if
        other than the Proposed  Insured  received a Prospectus
        for the policy applied for?
        Yes |x| No     |_|
        Date of Prospectus ______SPECIMEN______
        Date of any supplement ______SPECIMEN______

    b. Do you understand that, under the policy applied for (exclusive of any optional benefits), the amount of death benefit above the guaranteed minimum death benefit and the entire amount of the cash value may increase or decrease depending upon investment experience?
                                                                  |X| Yes |_| No

    c. With this in mind, is the policy in accord with your insurance objectives and your anticipated financial needs?
                                                                  |X| Yes |_| No

9.  SPECIAL INSTRUCTIONS

    a.  |_| Preliminary Term (PT) period of _______ days
        ending ___________________ .  PT Premium $______
                    Mo.  Day.  Yr.
    b.  |_| Date to save insurance age: _____________
    c.  |_| Other:
            * ISSUE VARIABLE
            _________________________________________

            SINGLE PREMIUM WHOLE LIFE PLAN.
            _________________________________________
            _________________________________________
            _________________________________________
            _________________________________________
            _________________________________________

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NOTE: UPON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CASH VALUES, FOR (A) THE VARIABLE LIFE INSURANCE POLICY APPLIED FOR AND (B) A FIXED BENEFIT LIFE INSURANCE POLICY FOR THE SAME PREMIUM.
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EV4-200N                                                                       1

10.COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).

a.  Will  there be more  life  insurance  in  effect on the Child
    than on any older child in the family?     |_| Yes  |_| No
    If yes, explain:  ___________________________________________
    _____________________________________________________________

b.  APPLICANT-COMPLETE IF OTHER THAN THE CHILD.
    i.  _________________________________________________________
            First Name       Middle Initial       Last Name
    ii. |_| Mr. |_| Miss |_| Mrs. |_|  Ms. |_| Other Title_______
    iii.Date of Birth___________________________________19____
                                Month      Day            Year
    iv. |_| Male        |_| Female
    v.  Relationship to Child:___________________________________
    vi. Total Life Insurance now in effect:  $  _________________

c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the Owner unless otherwise designated in Special Instructions (in any such designation include Owner's FULL NAME, RELATIONSHIP to Child, and Social Security or Tax Number).

    NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.

d.  OPTIONAL BENEFIT ON APPLICANT.
    |_| Supplemental Protective Benefit. Give Applicant's:
    i.  Age Nearest          ii.  Place of
        Birthday ____________________   Birth____________________
                                                    State
    iii.Height______Ft.____In. Weight______lbs.
    iv. Occupations-Give Title(s) and Duties:___________________________________
    ____________________________________________________________________________
    ALSO ANSWER QUESTIONS ON PAGE 3 AS TO APPLICANT.

e. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS. If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday.
    If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

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11. COMPLETE FOR CHILDREN'S TERM RIDER.
Give Names of Children below and answer the Questions on page 3 as to each Child.

CHILDREN PROPOSED FOR INSURANCE:
NOTE: To be eligible, children (including stepchildren and legally adopted children) must not yet have reached their 18th birthday. Coverage does
       not begin until a child is 15 days old.                  DATE OF BIRTH
                                                            |Sex| Mo.| Day| Yr.
________________________________________________________________________________

       First Name         Middle Initial     Last Name
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


12. COMPLETE FOR LEVEL TERM YEARLY RENEWABLE RIDER ON ADDITIONAL INSURED.

Complete below and answer the Questions on page 3 as to the Additional Insured.

PROPOSED ADDITIONAL INSURED
a.  Print name as it is to appear on the Policy.

________________________________________________________________________________
    First                     Middle Initial               Last
b.  List all current occupations -- Give Title(s) and Duties.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

c.  Date of Birth:  Mo.____________ Day___________ Yr. 19_______
d.  Age Nearest Birthday _______________________________________
e.  Place of Birth:  State of __________________________________
f.  Residence:  State of________________________________________
g.  |_| Male         |_| Female
h.  Owner's Relationship to Additional Insured:_________________

________________________________________________________________

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13. COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.

 i. Existing Individual Policy No. _____________________________
ii. Option Date__________ iii. Option Amount:  $________________
iv. |_|  Regular Option or
    |_|  Option on Birth or Adoption of Child
         Child's Name___________________________________________
         Date of Birth or Adoption______________________________

 v. If applying for Disability Premium Waiver, is Proposed Insured now totally disabled as defined in the Disability Premium Waiver provision of the above policy? |_| Yes |_| No

This application is made under a provision in the policy indicated above permitting the purchase of individual life insurance (the "Option Provision").

If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance, then the option insurance shall take effect upon the terms of the policy EVLICO would issue. Otherwise, the option insurance shall not take effect.

Answer the Questions on page 3 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).
________________________________________________________________________________

EV4-200N                              NO. SPECIMEN                             2

OTHER INFORMATION -- AS TO EACH PERSON PROPOSED FOR INSURANCE, ANSWER QUESTIONS 14 AND 15. ALSO ANSWER QUESTIONS 16, 17 AND 18 IF NON-MEDICAL.

14.  HAS ANY PERSON PROPOSED FOR INSURANCE:

a. Within the last two years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs, or had a driver's license suspended or revoked? (Give full details -- including dates, types of violation, and reason for license suspension or revocation.)
                                                              |_| Yes |X|     No

b.   Any plan to travel or reside outside the U.S.? (Give full details.)
                                                              |_| Yes     |X| No

c. Any other life insurance now in effect or application now pending? (State companies and amounts.)
                                                              |_| Yes     |X| No

15.  HAS ANY PERSON PROPOSED FOR INSURANCE:

a.   Within the last year flown other than as a passenger or plan to do so?
                                                              |_| Yes     |X| No
     If yes:  Total flying time at present__________ Hours;
     Last 12 mos.________Hours;    Next 12 mos._______Est. Hours.
     (Complete Aviation Supplement for competitive, test, stunt or military flying, or crop dusting.)

b. Engaged within the last year, or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding or parachuting? (If yes, complete Avocation Supplement.) |_| Yes |X} No

c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.)
                                                              |_| Yes     |X| No

d.   Replaced or changed any  existing  insurance  or annuity (or any plan to do
     so) assuming the insurance  applied for will be issued?  (State  companies,
     plans and amts.)                                         |_| Yes     |X| No

16.  Proposed Insured:    Height   6    Ft.    1    In.  Weight  185  lbs.
                                _______    ________             ______
     Additional Insured:  Height        Ft.         In.  Weight       lbs.
                                _______    ________             ______

17.  HAS ANY PERSON PROPOSED FOR INSURANCE:

a. Ever been treated for or had any indication of heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor or cancer? (Give full details.)
                                                               |_| Yes    |X| No

b. Within the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor virus infections, minor injuries, or normal pregnancy.) (Give full details.)
                                                               |X| Yes    |_| No

18.  HAS ANY PERSON PROPOSED FOR INSURANCE:

a. Within the last ten years repeatedly used barbiturates, amphetamines, hallucinatory drugs or narcotics? (Give full details.)
                                                                |_| Yes   |X| No

b. Within the last ten years received counseling or treatment regarding the use of alcohol or drugs? (Give full details.)
                                                                |_| Yes    |X|No

19. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 and 18 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.

No.    Name of Person Affected                 Details
________________________________________________________________________________

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17.b. |RICHARD ROE          MEDICAL CHECK-UP  4/1/82 NORMAL.
________________________________________________________________________________
                            DR. JOHN JONES 100 SPECIMEN ST. NEW YORK, N.Y. 10001
_______________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

20. COMPLETE  IF FIRST PREMIUM IS PAID BEFORE THE POLICY IS  DELIVERED:
Have the undersigned read and do they agree to the conditions of EVLICO's Temporary Insurance Agreement, including (i) the requirement that all of the conditions in that Agreement must be met before any insurance takes effect, and
(ii) the $250,000 insurance amount limitation? |_| YES |_| NO (If "No," a premium may not be paid before the policy is delivered.)
 AMOUNT  PAID:  $___________. (Draw checks to order of EVLICO.)

AGREEMENT.  The signers of this application agree that:
(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. EVLICO may rely on them in acting on this application.

(2) EVLICO's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if the full first premium for the policy applied for is paid before the policy is delivered.

(3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full first premium for it is paid while the Proposed Insured is living; (b) before any Register Date specified in this application; and (c) unless to the best of my knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid.

(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any EVLICO's rights or requirements. EVLICO shall not be bound by any information unless it is stated in application Part 1, 1A or 2.

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SIGNATURE OF AGENT
                          ______/s/ John Q. Agent______

IT IS UNDERSTOOD THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS) THE AMOUNT OF THE DEATH BENEFIT ABOVE THE FACE AMOUNT, AND THE CASH VALUE, MAY INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Dated at ______NEW YORK,____N.Y.____________on____6/1_____19__83__
                  City     State

__X /s/ Richard Roe_____________________________________________________________
Signature of Proposed Insured or of Applicant if Proposed Insured is a Child, Issue Age 0-14.

________________________________________________________________________________
Signature of Additional Insured if required.

________________________________________________________________________________
Signature of Purchaser if not Proposed Insured or Applicant.
(If corp. show firm's name and signature of authorized officer.)

EV4-200N                                                                       3